As filed with the Securities and Exchange Commission on May 16, 2007	Registration No. 33-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JAZZ TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-3320580
(State of Incorporation)	(I.R.S. Employer Identification No.)

4321 Jamboree Road
Newport Beach, California 92660
(949) 435-8000

(Address of principal executive offices)

2006 Equity Incentive Plan

(Full title of the plans)

Gilbert F. Amelio, Ph.D.
Chairman & Chief Executive Officer
Jazz Technologies, Inc.
4321 Jamboree Road
Newport Beach, California 92660
(949) 435-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Allen Grogan, Esq.
Senior Vice President, Chief Legal Officer and Secretary
Jazz Technologies, Inc.
4321 Jamboree Road
Newport Beach, California 92660
(949) 435-8000

Gian-Michele a Marca, Esq.
Cooley Godward Kronish llp
101 California Street
5th Floor
San Francisco, CA 94111
(415) 693-2000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	4,700,000 shares	$3.48	$16,356,000	$502.13

(1)
Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on May 15, 2007 as reported on the American Stock Exchange.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Jazz Technologies, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement and made a part hereof (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

(a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Commission on March 16, 2007;

(b) the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2007 filed with the Commission on May 14, 2007;

(c) the Company’s Current Reports on Form 8-K filed with the Commission on January 11, 2007, January 29, 2007, February 8, 2007, February 14, 2007, February 20, 2007, February 23, 2007, March 6, 2007, March 12, 2007, March 14, 2007, March 26, 2007, April 5, 2007, April 18, 2007 and May 14, 2007; and

(d) the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on March 10, 2006, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Reference is made to the disclosure set forth under Item 14 of Part II of Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-1 (file no. 333-128058) filed with the Commission on March 15, 2006, which disclosure is incorporated herein by reference.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the SEC, each of the following exhibits is filed herewith:

Number	Description
5.1	Opinion of Cooley Godward Kronish llp
23.1	Consent of BDO Seidman, LLP
23.2	Consent of Cooley Godward Kronish llp (included in Exhibit 5.1)
23.3	Consent of Ernst & Young LLP
24.1	Power of Attorney (see signature page)
99.1	2006 Equity Incentive Plan *
99.2	Form of Option Agreement under the 2006 Equity Incentive Plan
99.3	Form of Restricted Stock Bonus Agreement under the 2006 Equity Incentive Plan

* Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Commission on February 8, 2007.

Item 9. Undertakings.

1.	The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on May 16, 2007.

Jazz Technologies, Inc.

By:	/s/GILBERT F. AMELIO
Gilbert F. Amelio
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Gilbert F. Amelio and Paul A. Pittman, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signatures	Title	Date

/s/ GILBERT F. AMELIO	Chairman, Chief Executive Officer and	May 16, 2007
Gilbert F. Amelio	Director (Principal Executive Officer)

/s/ ELLEN M. HANCOCK	President and Director	May 16, 2007
Ellen M. Hancock

/s/ PAUL A. PITTMAN	Executive Vice President and Chief	May 16, 2007
Paul A. Pittman	Financial and Administrative Officer (Principal Financial and Accounting Officer)

/s/ HAROLD L. CLARK	Director	May 16, 2007
Harold L. Clark

/s/ JOHN P. KENSEY	Director	May 16, 2007
John P. Kensey

/s/ LIAD MEIDAR	Director	May 16, 2007
Liad Meidar

/s/ JON C. MADONNA	Director	May 16, 2007
Jon C. Madonna

EXHIBIT INDEX

Number	Description
5.1	Opinion of Cooley Godward Kronish llp
23.1	Consent of BDO Seidman, LLP
23.2	Consent of Cooley Godward Kronish llp (included in Exhibit 5.1)
23.3	Consent of Ernst & Young LLP
24.1	Power of Attorney (see signature page)
99.2	Form of Option Agreement under the 2006 Equity Incentive Plan
99.3	Form of Restricted Stock Bonus Agreement under the 2006 Equity Incentive Plan